Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                          For the Month of October 1999
                     Distribution Date of November 15, 1999
                            Servicer Certificate #42

Original Pool Amount                                   $459,943,869.53

Beginning Pool Balance                                  $67,117,369.24
Beginning Pool Factor                                        0.1459251

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $4,808,532.76
     Interest Collected                                    $458,197.86

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                      $40,276.84
Total Additional Deposits                                   $40,276.84

Repos / Chargeoffs                                          $31,627.11
Aggregate Number of Notes Charged Off                               68

Total Available Funds                                    $5,202,709.95

Ending Pool Balance                                     $62,381,506.88
Ending Pool Factor                                           0.1356285

Servicing Fee                                               $55,931.14

Repayment of Servicer Advances                             $104,297.51

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,755,533.91
     Target Percentage                                           5.00%
     Target Balance                                      $3,119,075.34
     Minimum Balance                                     $9,658,821.26
     (Release) / Deposit                                   ($96,712.65)
     Ending Balance                                      $9,658,821.26

Current Weighted Average APR:                                   8.951%
Current Weighted Average Remaining Term (months):                15.19

Delinquencies                                            Dollars        Notes
     Installments:               1 - 30 days           $749,637.20       545
                                 31 - 60 days          $195,870.52       132
                                 60+  days              $40,019.31        31

     Total:                                            $985,527.03       550

     Balances:                   60+  days             $412,877.71        31

Memo Item - Reserve Account
     Prior Month                                     $9,658,821.26
+    Invest. Income                                     $41,821.08
+    Excess Serv.                                       $54,891.57
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                               $9,755,533.91

Exhibit 20.1
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of October 1999

                                                                                     NOTES
                                                                 (Money Market)
                                                       TOTAL       CLASS A - 1        CLASS A - 2      CERTIFICATES
                                             $459,943,869.53    $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                            0.00%             95.50%             4.50%
     Coupon                                                             5.250%             6.350%            6.500%

Beginning Pool Balance                        $67,117,369.24
Ending Pool Balance                           $62,381,506.88

Collected Principal                            $4,704,235.25
Collected Interest                               $458,197.86
Charge - Offs                                     $31,627.11
Liquidation Proceeds / Recoveries                 $40,276.84
Servicing                                         $55,931.14
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service       $5,146,778.81

Beginning Balance                             $67,117,369.24             $0.00     $60,220,259.41     $6,897,109.83

Interest Due                                     $356,024.88             $0.00        $318,665.54        $37,359.34
Interest Paid                                    $356,024.88             $0.00        $318,665.54        $37,359.34
Principal Due                                  $4,735,862.36             $0.00      $4,522,748.55       $213,113.81
Principal Paid                                 $4,735,862.36             $0.00      $4,522,748.55       $213,113.81

Ending Balance                                $62,381,506.88             $0.00     $55,697,510.86     $6,683,996.02
Note / Certificate Pool Factor                                          0.0000             0.1604            0.3229
   (Ending Balance / Original Pool Amount)
Total Distributions                            $5,091,887.24             $0.00      $4,841,414.09       $250,473.15

Interest Shortfall                                     $0.00             $0.00              $0.00             $0.00
Principal Shortfall                                    $0.00             $0.00              $0.00             $0.00
     Total Shortfall                                   $0.00             $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                  $54,891.57
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                 $9,755,533.91
(Release) / Draw                                 ($96,712.65)
Ending Reserve Acct Balance                    $9,658,821.26

Exhibit 20.1
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of Octobe 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                5                4                3                 2               1
                               May-99           Jun-99           Jul-99           Aug-99            Sep-99          Oct-99
Beginning Pool Balance     $93,880,094.85   $86,602,446.04   $82,209,017.41   $76,686,469.51   $72,004,628.02   $67,117,369.24

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $35,040.30       $20,995.93       $29,396.46       $29,281.81       $26,119.71       $31,627.11
    Recoveries                $188,222.53      $110,721.64       $48,949.05      $218,219.04      $247,754.39       $40,276.84
Loss Trigger - Reserve Account Balance                                 Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)         $79,674.20               Total Charged off (Months 1 - 6)          $172,461.32
     Total Recoveries (Months 3, 2, 1)         $506,250.27               Total Recoveries (Months 1 - 6)           $854,143.49
     Net Loss / (Recoveries) for 3 Mos        ($426,576.07)(a)           Net Loss/(Recoveries) for 6 Mos.         ($681,682.17)(c)

Total Balance (Months 5, 4, 3)             $245,497,932.96 (b)           Total Balance (Months 1 - 6)          $478,500,025.07 (d)

Loss Ratio Annualized  [(a/b) * (12)]             -2.0851%               Loss Ratio Annualized [(c/d) (12)]            -1.7095%

Trigger:  Is Ratio > 1.5%                               No               Trigger:  Is Ratio > 6.0%                          No

                                                                                  Aug-99            Sep-99          Oct-99
B)   Delinquency Trigger:                                                        $697,674.90      $639,306.47      $412,877.71
     Balance delinquency 60+ days                                                   0.90978%         0.88787%         0.61516%
     As % of Beginning Pool Balance                                                 0.82224%         0.89719%         0.80427%
     Three Month Average

Trigger:  Is Average > 2.0%                             No

C)   Noteholders Percent Trigger:                  2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                             No

Navistar Financial Corporation

by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer